Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

FOR IMMEDIATE RELEASE

Twenty-First Century Fox, Inc. announces recommended cash offer for Sky plc

New York, NY, December 15, 2016 – Twenty-First Century Fox, Inc. (“21st Century Fox”) today announced that it has reached agreement with Sky plc (“Sky”) on the terms of a recommended pre-conditional cash offer by 21st Century Fox for the fully diluted share capital of Sky which 21st Century Fox and its affiliates do not already own (the “Acquisition”).

Under the terms of the Acquisition, Sky shareholders will be entitled to receive for each Sky share £10.75 in cash.

The price of £10.75 per Sky share represents:

•

a premium of approximately 40 per cent. to the closing price of £7.69 per Sky share on December 6, 2016, being the last business day before the date on which an initial proposal was received from 21st Century Fox by Sky;

•	a premium of approximately 36 per cent. to the closing price of £7.90 per Sky share on December 8, 2016, being the last business day before the start of the offer period; and

•	a multiple of approximately 11.4 times Sky’s adjusted earnings before interest, tax, depreciation and amortisation of £2,178 million for the twelve month period ended June 30, 2016.

21st Century Fox currently anticipates that the Acquisition will complete before the end of 2017. Under the terms of the Acquisition, if the Effective Date (as defined in the UK Announcement) has not occurred on or before December 31, 2017, Sky shareholders shall be entitled to receive a special dividend of 10 pence per Sky share, payable in 2018.

The price of £10.75 per Sky share shall be reduced to the extent that:

•	the dividend in respect of the six months ending December 31, 2017 exceeds 13.06 pence per Sky share; and

•	the dividend in respect of the year ending June 30, 2018 exceeds 21.8 pence per Sky share.

Sky will not pay any dividends in 2017.

The Cash Consideration implies a value of approximately £11.7 billion ($14.8 billion based upon an exchange rate of USD:GBP 1.27) for the fully diluted ordinary share capital of Sky (excluding the Sky shares already owned by 21st Century Fox and its affiliates).

The independent committee of Sky intends to recommend unanimously that unaffiliated Sky shareholders vote in favour of the Acquisition.

Commenting on the Acquisition, 21st Century Fox said:

“As the founding shareholder of Sky, we are proud to have participated in its growth and development. The strategic rationale for this combination is clear. It creates a global leader in content creation and distribution, enhances our sports and entertainment scale, and gives us unique and leading direct-to-consumer capabilities and technologies. It adds the strength of the Sky brand to our portfolio, including the Fox, National Geographic and Star brands.”

“Sky is a creative, commercial, and consumer powerhouse delivering its own content to customers across all platforms. Sky is the #1 PayTV brand in all its key markets, with an exciting growth runway in each. The enhanced capabilities of the combined company will be underpinned by a more geographically diverse and stable revenue base. It will also create an improved balance between subscription, affiliate fee, advertising and content revenues. This combination creates an agile organization that is equipped to better succeed in a global market.”

The Acquisition is subject to a number of pre-conditions and conditions as set forth in the UK Announcement released today in accordance with Rule 2.7 of the UK City Code on Takeovers and Mergers, including the receipt of regulatory approvals and the approval of Sky’s shareholders.

This announcement should be read in conjunction with the full announcement, which includes additional information about the terms of the Acquisition, the Co-operation Agreement and the Bridge Credit Agreement described below, which was issued in accordance with Rule 2.7 of the UK City Code on Takeovers and Mergers, and which can be found on our website at https://www.21cf.com/investor-relations/possible-offer-sky-plc (the “UK Announcement”).

21st Century Fox entered into the Co-operation Agreement with Sky pursuant to which 21st Century Fox and Sky agreed to take certain steps to facilitate completion of the Acquisition. The Co-operation Agreement provides for a £200 million break fee payable by 21st Century Fox in the event that regulatory approvals are not obtained prior to the longstop date described in the agreement.

To provide financing in connection with the Acquisition, 21st Century Fox and its 100% owned subsidiary 21st Century Fox America, Inc. entered into a Bridge Credit Agreement with Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners. The Bridge Credit Agreement provides for borrowings of up to £12.2 billion.

Conference Call Details

21st Century Fox will host a conference call on December 15, 2016, to discuss the transaction. The call will begin at 8 a.m. Eastern Time (1:00 p.m. U.K. Time) and a replay will be available on 21st Century Fox’s website at https://www.21cf.com/investor-relations beginning immediately after the call. Slides for the conference call will be made available simultaneously with the call on 21st Century Fox’s website at https://www.21cf.com/investor-relations.

Teleconference Dial-In Number(s):

United States:	(800) 230-1085
International:	(612) 234-9960
Passcode:	FOX

Replay:
United States:	(800) 475-6701
International:	(320) 365-3844
Access Code:	412736

About 21st Century Fox

21st Century Fox is the world’s premier portfolio of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching more than 1.8 billion subscribers in approximately 50 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX, FXM, FS1, Fox News Channel, Fox Business Network, FOX Sports, Fox Sports Network, National Geographic Channels, STAR India, 28 local television stations in the U.S. and more than 300 international channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and a 50 per cent. ownership interest in Endemol Shine Group. The Company also holds approximately 39.1 per cent. of the issued shares of Sky, Europe’s leading entertainment company, which serves 22 million customers across five countries. For more information about 21st Century Fox, please visit www.21CF.com.

About Sky

Sky is Europe’s leading entertainment company. As at 30 June 2016, Sky served approximately 22 million customers across five countries: Italy, Germany, Austria, the UK and Ireland.

Sky has annual revenues of approximately £12 billion and is Europe’s leading investor in television content with a combined programming budget of over £5 billion. Sky employs more than 30,000 people as at 30 June 2016 and supports an estimated 130,000 jobs across Europe.

The majority of Sky’s revenue is derived from retailing pay television services both in the home and on the move. In the UK and Ireland, Sky also offers customers broadband and telephony products, including internet via DSL, fibre and WiFi, and has recently established a mobile offering. Sky retails TV services to commercial customers and operates adjacent businesses which include wholesaling Sky’s channels to other providers and selling advertising on Sky’s own and partner channels. Sky also sells both Sky originated television programmes and third party television programmes internationally through ‘Sky Vision’.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation, or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise. The Acquisition will be implemented solely pursuant to the terms of the scheme document to be published in connection with it, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition. Any decision in respect of, or other response to, the Acquisition should be made only on the basis of the information contained in the scheme document. Sky shareholders are advised to read the formal documentation in relation to the Acquisition carefully once it has been dispatched.

This announcement does not constitute a prospectus or prospectus equivalent document.

Overseas jurisdictions

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom may be restricted by law and therefore any persons who are subject to the laws of any jurisdiction other than the UK should inform themselves about, and observe any applicable requirements. In particular, the ability of persons who are not resident in the UK to vote their Sky shares with respect to the scheme of arrangement at the court meeting in connection with it, or to execute and deliver forms of proxy appointing another to vote at the court meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. This announcement has been prepared for the purpose of complying with English law and the UK City Code on Takeovers and Mergers and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the UK. Sky shareholders who are in any doubt regarding such matters should consult an appropriate independent advisor in the relevant jurisdiction without delay. Any failure to comply with such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Unless otherwise determined by 21st Century Fox or required by the UK City Code on Takeovers and Mergers, and permitted by applicable law and regulation, the Acquisition will not be made available, directly or indirectly, in, into or from a restricted jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Acquisition by any use, means, instrumentality or form within a restricted jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any restricted jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any restricted jurisdiction. If the Acquisition is implemented by way of a contractual offer (unless otherwise permitted by applicable law and regulation), the offer may not be made directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of any restricted jurisdiction and the offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

Further details in relation to Sky shareholders in overseas jurisdictions will be contained in the scheme document.

Additional information for US investors

The Acquisition relates to the shares of an English company and is being made by means of a scheme of arrangement provided for under English company law. The Acquisition is not subject to the tender offer rules or the proxy solicitation rules under the US Securities Exchange Act of 1934, as amended (the US Exchange Act). Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable in the UK to schemes of arrangement which differ from the disclosure requirements of US tender offer and proxy solicitation rules. If, in the future, 21st Century Fox exercises the right to implement the Acquisition by way of a takeover offer and determines to extend the offer into the US, the Acquisition will be made in compliance with applicable US laws and regulations. Financial information included in this announcement and the scheme document has been or will have been prepared in accordance with non-US accounting standards that may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the US.

It may be difficult for US holders of Sky shares to enforce their rights and any claim arising out of the US federal laws in connection with the Acquisition, since Sky is located in a non-US jurisdiction, and some or all of its officers and directors reside outside of the US. Therefore, US holders of Sky shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.

Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disapproved of this transaction, passed upon the merits or fairness of this transaction or passed upon the adequacy or accuracy of the information contained in this document.

US shareholders also should be aware that the transaction contemplated herein may have tax consequences in the United States and, that such consequences, if any, are not described herein. US shareholders are urged to consult with legal, tax and financial advisors in connection with making a decision regarding this transaction.

21st Century Fox reserves the right, subject to the prior consent of the Panel, to elect to implement the Acquisition by way of an Offer. If the Acquisition is implemented by way of an Offer, it will be done in compliance with the applicable tender offer rules under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder. 21st Century Fox, certain affiliated companies and the nominees or brokers (acting as agents) may make certain purchases of, or arrangements to purchase, shares in Sky outside such an Offer during the period in which such an Offer would remain open for acceptance. If such purchases or arrangements to purchase were to be made, they would be made outside the US and would apply in accordance with applicable law, including the US Exchange Act and the UK City Code on Takeovers and Mergers.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the manner in which the parties plan to effect the acquisition, the expected benefits and costs of the acquisition, the expected timing of the completion of the acquisition, the various conditions to which the acquisition is subject, the terms of the acquisition, the manner in which 21st Century Fox plans to finance the acquisition, the effect of the acquisition on 21st Century Fox’s and its subsidiaries’ future prospects, and the potential future financial impact of the acquisition. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

No profit forecast or estimates

No statement in this announcement is intended as a profit forecast or profit estimate for any period. No statement in this announcement should be interpreted to mean that earnings per Sky share or earnings per 21st Century Fox share for the current or future financial years would necessarily match or exceed the historical published earnings per Sky share or earnings per 21st Century Fox share.

Contact details

Investor Contacts: Reed Nolte: + 1 212-852-7092 rnolte@21cf.com Mike Petrie: + 1 212-852-7130 mpetrie@21cf.com

Media Contacts: Nathaniel Brown: + 1 212-852-7746 nbrown@21cf.com Miranda Higham: + 44 (0) 20 7019-5632 mhigham@21cf.com

Brunswick London: Jonathan Glass, Andrew Porter: +44 (0) 20-7404-5959

Brunswick US: Justin Dini, Laurie Hays: +1 212-333-3810